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                                                                     EXHIBIT 5.1

                                   LAW OFFICES
                 BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ
                           A PROFESSIONAL CORPORATION

                            FIRST TENNESSEE BUILDING

                               165 MADISON AVENUE

                                   SUITE 2000

                            MEMPHIS, TENNESSEE 38103

                                 (901) 526-2000

                                    FACSIMILE
                                 (901) 577-2303

WILLIAM P. KENWORTHY
DIRECT DIAL: (901) 577-2311
DIRECT FAX: (901) 577-0742
E-MAIL ADDRESS: kkenworthy@bakerdonelson.com

                                 August 30, 2005

Kirkland's Inc.
805 North Parkway
Jackson, Tennessee 38305

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

      Reference is made to a registration statement on Form S-8 (the "Registration Statement") of Kirkland's Inc. (the "Company") which is being filed with the Securities and Exchange Commission. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      The Registration Statement relates to $5,000,000 of obligations ("Deferred Compensation Obligations") which may be incurred by the Company pursuant to its Executive Nonqualified Excess Plan (the "Plan").

      In connection with our representation of the Company, as a basis for our opinions hereinafter set forth, we have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-laws, as amended, the Plan and such other documents as we have deemed appropriate in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

      Based on the foregoing, it is our opinion that the Deferred Compensation Obligations incurred by the Company in accordance with the Plan will be valid and binding obligations of the Company enforceable against the Company in accordance with the terms of the Plan, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally and (b) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in

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ALABAMA GEORGIA   - LOUISIANA   - MISSISSIPPI   - TENNESSEE   - WASHINGTON, D.C.   BEIJING, CHINA
                                                                                   Representative
                                                                                   Office,
                                                                                   BDBC
                                                                                   International, LLC
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September 1,2005
Page 2

equity. This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to or delivered to any other person or entity, without, in each instance, our prior written consent.

      Our opinion is limited to the Business Corporation Act of Tennessee, as amended, including the statutory provisions and all applicable provisions of the Constitution of the State of Tennessee and reported judicial decisions interpreting these laws, and the federal securities laws, each as in effect on the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

      We express no opinion as to the tax consequences of the Plan on the Company or any participant in the Plan under Federal or any State tax laws. We express no opinion as to whether the Plan complies with Section 409A or any other provision of the United States Internal Revenue Code (the "Code") or the Employee Retirement Income Security Act of 1974 (P.L. 93-407) as amended ("ERISA"), or any provision of the Tennessee Code except as stated above.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                                                        Very truly yours,

                                                        /s/ William P. Kenworthy

                                                        William P. Kenworthy

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